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                                                                    EXHIBIT 10.3

                             EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into and becomes effective as of September 3, 1997, by and between Carbite, Inc. ("Employer") and Michael Spacciapolli ("Employee").

                                   RECITALS

     A. Employer is a corporation organized under the laws of the State of California and is authorized to do and is doing business in the State of California.

     B.  Employer wishes to engage Employee as its Chairman.

                                   AGREEMENT

     IN CONSIDERATION of their respective promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.  Employment. Employer hereby engages Employee to serve as its Chairman
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and Director of Research and Development, and Employee hereby accepts such an engagement upon the terms and conditions set forth herein.

     2.  Effective Date and Term.  The effective date of this Agreement shall be
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September 3,  1997. The term of this Agreement shall begin on the effective date and continue for a period of three (3) years thereafter unless this Agreement is terminated pursuant to Paragraph 12. Following the expiration of its initial three year term, the term of this Agreement shall renew automatically for one year on each annual anniversary date hereof unless either party provides the other party with a notice of nonrenewal during the thirty (30) day period preceding an anniversary date.

     3.  Duties. Employee shall perform such duties and have such
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responsibilities as are set forth in Employer's Bylaws and such duties and responsibilities as are customarily performed by the Chairman of a corporation and identified by Employer's Board of Directors. Employee and Employer acknowledge and understand that Employee shall devote his full business time and attention to the rendition of such services, subject to absences for customary vacations and for temporary illness, and will not engage in any other gainful occupation which requires his personal attention, with the exception that Employee may personally trade in stock, bonds, securities, commodities or real estate investments for his own benefit. Employee shall perform his duties primarily in San Diego County, California.
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     4.  Confidentiality. Other than in furtherance of the business of the
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Company, Employee shall not disclose any proprietary information of Employer to any third party. For purposes of this Agreement, "proprietary information" shall mean the trade secrets (including customer lists) and patent applications, if any, of Employer.

     5.  Nonsolicitation Covenant. Employee agrees that, during his employment
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with Employer, and for so long as he is receiving payments under Section 13 of this Agreement after the termination of his employment, he will not, directly or indirectly, solicit or otherwise attempt to induce any employee to leave the employ of Employer.

     6.  Patents and Inventions. All patents, designs, plans and inventions
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which Employee discovers or develops during the time he is employed by Employer, and which are either within the scope of Employer's endeavors or developed through the use of Employer's resources, shall be the exclusive property of Employer. Employee shall execute any separate assignments, patent applications and other documents deemed necessary by Employer to secure or evidence its ownership of any such patents, designs, formulas, plans, and inventions and to otherwise give effect to this provision. Employee shall cooperate fully with Employer in any dispute in which Employer's ownership of any such patent, design, formula, plan, or invention is contested or in which it is alleged that any such patent, design, formula, plan, or invention infringes upon, or is infringed upon by, the ownership rights of any other person. This Section 6 shall not apply to (i) any patent, design, plan, or invention if; as a consequence of such application, this Section 6 would be unenforceable under
Section 2870 of the California Labor Code (a copy of which is attached to this Agreement), or (ii) any patent, design, plan, or invention designed or developed by Employee prior to the date of this Agreement. The filing of a patent application within twelve (12) months following the termination or expiration of this Agreement shall be deemed prima facie evidence that the invention covered by the patent is the property of Employer.

     7.  Authority. Other than in the ordinary course of business, Employee
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shall not have the authority, without the approval of the Board of Directors, to:

         a.  Pledge the credit of Employer,

         b.  Release or discharge any debt due to Employer; or

         c. Sell, mortgage, transfer or otherwise dispose of any assets of the Employer.

     8.  Personnel Policies and Procedures. Employer shall have the authority to
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establish from time to time personnel policies and procedures to be followed by its employees. Employee agrees to comply with the policies and procedures of Employer. To the extent any provision in Employer's Personnel policies and procedures differs from the terms of this Agreement, the terms of this Agreement shall apply.

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     9.  Compensation. During the term of this Agreement, Employee shall be paid
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such periodic and extraordinary compensation as is deemed appropriate by
Employer's Board of Directors, provided that Employee's periodic compensation, which shall be exclusive of any royalty payments and which shall be paid in equal monthly installments, shall not be less than $125,000 (U.S.) per year.

     10.  Benefits.
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          a.   Vacation. Employee shall be entitled to four week paid vacation
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each year.

          b.   Health and Disability Insurance. Employer shall provide group
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health and disability insurance to Employee.

          c.   Other Benefits. Employee shall be entitled to participate in or
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receive any other benefits made generally available by Employer to its employees.

     11.  Expenses. Employer shall reimburse Employee for reasonable and
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necessary expenses incurred by Employee in the ordinary course of business on behalf of Employer.

     12.  Termination. This Agreement and the employment of Employee shall
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terminate under the following conditions:

          a.   The death of Employee;

          b. The permanent disability of Employee (permanent disability shall exist when Employee suffers from a condition of mind or body that indefinitely prevents him from further performance of his duties); or

          c. Employee engages in conduct constituting grounds for the termination of employment as set forth in Section 2924 of the California Labor Code.

     13.  Severance. In the event of a termination of this Agreement pursuant to
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Section 12 or the issuance of a notice of non-renewal by Employer under Section
2, Employee or Employee's estate shall continue to receive the compensation provided for by this Agreement for a period of six (6) months following such termination. In the event of a termination of this Agreement by Employer other than pursuant to Section 12, Employer shall continue to pay Employee the compensation provided for by this Agreement for the remainder of the term hereof (determined as if the termination had not Occurred). A material change in the duties and responsibilities of Employee, or a breach of this Agreement by Employer, which is unacceptable to Employee and results in his resignation shall be deemed to be a termination of this Agreement by Employer.

     14.  Arbitration/Sole Remedy for Breach of Agreement. In the event of any
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dispute between Employer and Employee concerning any aspect of their employment relationship, including any disputes upon termination, all such disputes shall be resolved by binding arbitration before a single

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neutral arbitrator. The arbitration shall be governed by the Commercial
Arbitration Rules of the American Arbitration Association. The arbitrator may apportion the costs of the arbitration, including arbitrator's fees, among the parties, but shall have no power to award attorneys' fees. Each party shall be responsible for its own attorneys' fees. In the event that any lawsuit is filed concerning any such dispute concurrently with the arbitration of such dispute, each of the parties hereto waives any right to provisional remedies such as attachments, temporary restraining orders, and preliminary injunctions, to which they otherwise might be entitled in such litigation.

     15.  Successors and Assigns. The rights and obligations of Employer under
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this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer. Employee shall not be entitled to assign any of his rights or obligations under this Agreement.

     16.  Survival. The enforceability of Sections 4, 5, 6, 13, and 14 hereof
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shall survive the termination or expiration of this Agreement.

     17.  Governing Law. This Agreement shall be interpreted, construed,
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governed and enforced in accordance to the laws of the State of California.

     18.  Amendments. No amendment, modification, or waiver of the terms or
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conditions of this Agreement shall be valid unless in writing and signed by the parties hereto.

     19.  Separate Terms. Each term, condition, covenant or provision of this
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Agreement shall be viewed as separate and distinct; and, in the event that any such term, covenant or provision shall be held by a court of competent jurisdiction to be invalid, the remaining provisions hereof shall continue in full force and effect.

     20.  Waiver. A waiver by either party of a breach of any provision of this
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Agreement shall not constitute a general waiver or prejudice that party's right otherwise to demand strict compliance with that provision or any other provision in this Agreement.

     21.  Notices. Any notice required or permitted to be given under this
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Agreement shall be sufficient if it is in writing and sent by mail, or hand delivered, to his residence, in the case of Employee, or to its principal office in the case of the Employer.

     22.  Entire Agreement. This Agreement constitutes the entire Agreement
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between Employee and Employer concerning the subject matter hereof and supersedes any previous oral or written communications, representations, understandings or agreements concerning such subject matter between them. Employee understands that no representative of the Employer has been

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authorized to enter into any agreement or commitment with Employee which is inconsistent in any way with the terms of this Agreement.

     WITNESS HEREOF, the parties have executed this Agreement as of the date set forth above.

                                   Employer:

                                   Carbite, Inc.


                                      By:


                                   Employee:
                                     Michael Spacciapolli

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